UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 3, 2005

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 3, 2005, Ray W. McKewon, 57, Accredited Home Lenders Holding Co. (“Accredited”) co-founder, Director, Executive Vice President and Secretary notified Accredited that, in addition to retiring as Executive Vice President and Secretary, he also intends to retire from the Board of Directors of Accredited effective July 15, 2005. Mr. McKewon advised Accredited that it is his present intention not to sell Accredited common stock currently held by him beyond what is presently contemplated to be sold under his previously announced trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. However, Mr. McKewon is not obligated to do so.

This Form 8-K contains forward looking statements and information that is based upon beliefs of, and information currently available to, Accredited’s management as well as estimates and assumptions made by Accredited’s management, including Mr. McKewon’s intention regarding the sale of shares of Accredited’s common stock. When used herein, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intention”, “plan” or the negative of these terms and similar expressions as they relate to Accredited or Accredited’s management identify forward looking statements. Such statements reflect the current view of Accredited with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Accredited. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: April 7, 2005	By	/s/ David E. Hertzel
David E. Hertzel General Counsel